ESCROW AGREEMENT

      This Agreement is dated as of the 3rd day of October, 2006 among National Investment Managers Inc., a Florida corporation (the "Company"), THE LAMCO Group, Inc. ("LAMCO"), and Sichenzia Ross Friedman Ference LLP (the "Escrow Agent"):

                              W I T N E S S E T H:

      WHEREAS, the Company and LAMCO have entered into a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which LAMCO agreed to transfer all of the issued and outstanding shares in LAMORIELLO & CO., INC., CIRCLE PENSION, INC., AND SOUTHEASTERN PENSION SERVICES, INC. (collectively, Lamoriello & Co., Inc., Circle Pension, Inc., and Southeast Pensions Services, Inc. are hereinafter referred to as the "Companies") in consideration of a payment of $1,450,000 in cash, the extinguishment of debt in the aggregate amount of $1,750,000 and the issuance of 3,000,000 shares of common stock of the Company (the "Purchase Price Shares");

      WHEREAS, the parties hereto require LAMCO to deliver 1,700,000 of the Purchase Price Shares (the "Escrow Shares") to the Escrow Agent to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

      WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

      NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                 INTERPRETATION

      1.1. Entire Agreement. This Agreement along with the Purchase Agreement (and exhibits and documents delivered thereunder) and constitute the entire agreement between the parties and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

      1.2. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

      1.3. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

      1.4. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

      1.5. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. All parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      1.6. Specific Enforcement, Consent to Jurisdiction. The Company and LAMCO acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Each of the Company and LAMCO hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE II
                         DELIVERIES TO THE ESCROW AGENT

      2.1. Company Deliveries. On the Closing Date, the Company shall deliver to the Escrow Agent the executed Purchase Agreement.

      2.2. LAMCO Deliveries. On the Closing Date, LAMCO shall deliver to the Escrow Agent the Escrow Shares, the executed Purchase Agreement and ten (10) medallion guaranteed stock powers executed in blank.


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

      2.3. Intention to Create Escrow Over the Escrow Shares. LAMCO and Company intend that the Escrow Shares shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

      2.4. Escrow Agent to Deliver the Escrow Shares. The Escrow Agent shall hold and release the Escrow Shares only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III
                          RELEASE OF THE ESCROW SHARES

      3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Escrow Shares as follows:

            (a) In accordance with joint written instructions executed by both the Company and the Seller and delivered to Escrow Agent.

            (b) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Escrow Shares and related medallion guaranteed stock powers executed in blank in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

      3.2. Acknowledgement of Company and LAMCO; Disputes. The Company and LAMCO acknowledge that the only terms and conditions upon which the Escrow Shares and the related medallion guaranteed stock powers executed in blank are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and LAMCO reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrow Shares and the related medallion guaranteed stock powers executed in blank. Any dispute with respect to the release of the Escrow Shares and the related medallion guaranteed stock powers executed in blank shall be resolved pursuant to Section 4.2 or by agreement between the Company and LAMCO.

                                   ARTICLE IV
                           CONCERNING THE ESCROW AGENT

      4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

            (a) LAMCO and Company  acknowledge  and agree that the Escrow  Agent
(i) shall not be responsible for or bound by, and shall not be required to inquire into whether either LAMCO or Company is entitled to receipt of the Escrow Shares and the related medallion guaranteed stock powers executed in blank pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.


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

            (b) LAMCO and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. LAMCO and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to LAMCO and Company under this Agreement and to no other person.

            (c) LAMCO and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, but only to the extent jointly authorized by Lamco and the Company hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

            (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to LAMCO and the Company. Prior to the effective date of the resignation as specified in such notice, LAMCO and Company will issue to the Escrow Agent joint instructions authorizing delivery of the Escrow Shares and the related medallion guaranteed stock powers executed in blank to a substitute escrow agent selected by LAMCO and Company. If no successor escrow agent is named by LAMCO and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Escrow Shares and the related medallion guaranteed stock powers executed in blank with the clerk of any such court.

            (e) The Escrow Agent does not have and will not have any interest in the Escrow Shares and the related medallion guaranteed stock powers executed in blank, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.


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

            (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

            (g) The Escrow Agent shall be permitted to act as counsel for the Company in any dispute as to the disposition of the Escrow Shares and the related medallion guaranteed stock powers executed in blank, in any other dispute between LAMCO and Company, whether or not the Escrow Agent is then holding the Escrow Shares and the related medallion guaranteed stock powers executed in blank and continues to act as the Escrow Agent hereunder, provided, however, in so acting as counsel for the Company, the Escrow Agent shall not breach any of the terms hereof or its obligations hereunder and any and all fees changed for its services as Escrow Agent hereunder shall be paid by the Company and not LAMCO.

            (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

      4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

            (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Shares and the related medallion guaranteed stock powers executed in blank, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Shares and the related medallion guaranteed stock powers executed in blank pending receipt of a joint instruction from LAMCO and Company, or (ii) deposit the Escrow Shares and the related medallion guaranteed stock powers executed in blank with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to LAMCO and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Shares and the related medallion guaranteed stock powers executed in blank. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

            (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to LAMCO and Company or to any other person, firm, corporation or entity by reason of such compliance.


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

                                    ARTICLE V
                                 GENERAL MATTERS

      5.1. Termination. This escrow shall terminate upon the release of the Escrow Shares and the related medallion guaranteed stock powers executed in blank or at any time upon the agreement in writing of LAMCO and Company.

      5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by registered or certified mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      (a)   If to the Company, to:

            National Investment Manages Inc.
            420 Lexington Avenue, Suite 2420
            New York, New York  10170
            Attn:  Leonard Neuhaus, COO/CFO
            Phone:  (212) 389-7832
            Facsimile: (212) 389-7831

      With a copy to:

            Sichenzia Ross Friedman Ference LLP
            1065 Avenue of the Americas, 21st Floor
            New York, New York 10018
            Attn: Gregory Sichenzia, Esq.
            Phone: (212) 930-9700
            Facsimile: (212) 930-9725

      (b) If to LAMCO, to: the addresses and fax numbers listed on Schedule A hereto

            LAMCO Group, Inc.
            11801 Coniston Way
            Windemere, Florida 34786
            Attn:  Nicholas J. Lamoriello, President
            Phone: (407) 531-5500
            Facsimile:  (407) 909-9487


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

      Copy to:

            E. Colby Cameron, Esq.
            Cameron & Mittleman LLP
            56 Exchange Terrace
            Providence, Rhode Island 02903
            Phone: (401) 331-5700
            Facsimile: (401) 331-5787

      (d)   If to the Escrow Agent, to:

            Sichenzia Ross Friedman Ference LLP
            1065 Avenue of the Americas, 21st Floor
            New York, New York 10018
            Attn: Gregory Sichenzia, Esq.
            Phone: (212) 930-9700
            Facsimile: (212) 930-9725

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

      5.3. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

      5.4. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

      5.5. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

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

      5.6 Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.


                                          NATIONAL INVESTMENT MANAGERS INC.


                                          By: /s/ Leonard A. Neuhaus
                                              Name:  Leonard A. Neuhaus
                                              Title: COO/CFO


                                          THE LAMCO GROUP, INC.


                                          By: /s/ Nicholas J. Lamoriello
                                              --------------------------
                                              Nicholas J. Lamoriello,
                                              President


                                          SICHENZIA ROSS FRIEDMAN FERENCE LLP


                                          By: /s/ Gregory Sichenzia
                                              Gregory Sichenzia,
                                              Partner


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